TEMPLETON INSTITUTIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                  TEMPLETON INSTITUTIONAL FUNDS, INC., a Maryland corporation with its principal offices in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), and registered under the Investment Company Act of 1940, as amended, as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and
Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland, that:

                  FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on October 21, 2003, adopted a resolution to terminate the Foreign Equity Series-Service Shares and to reallocate and reclassify the total number of shares of common stock previously allocated to the Foreign Equity Series-Service Shares to the Foreign Equity Series-Primary Shares. The additional shares of the Foreign Equity Series-Primary Shares shall have the same preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Articles of Incorporation, as amended and supplemented, and shall be subject to all provisions of such Articles relating to shares generally.

                  SECOND: Immediately before the reclassifications and reallocations as set forth in Article First of these Articles Supplementary, the Corporation was authorized to issue one billion one hundred forty million (1,140,000,000) shares of capital stock, all of which was common stock, par value $0.01 per share, having an aggregate par value of eleven million four hundred thousand ($11,400,000) dollars, with the designations of such shares as follows:

NUMBER OF SHARES                         DESIGNATIONS

FIVE HUNDRED FIFTY FIVE MILLION
(555,000,000)                            Foreign Equity Series
      (455,000,000)                        Foreign Equity Series-Primary Shares
      (100,000,000)                        Foreign Equity Series-Service Shares

THREE HUNDRED TWENTY FIVE MILLION
(325,000,000)                            Emerging Markets Series

ONE HUNDRED FORTY MILLION
(140,000,000)                            Emerging Fixed Income Markets Series

SIXTY MILLION
(60,000,000)                             Franklin Templeton Fiduciary Non-U.S.
                                            Core Equity Series
SIXTY MILLION
(60,000,000)                             Foreign Smaller Companies Series

                  THIRD: Immediately after the reclassifications and reallocations as set forth in Article First of these Articles Supplementary, the Corporation was authorized to issue one billion one hundred forty million (1,140,000,000) shares of capital stock, all of which was common stock par value $0.01 per share, having an aggregate par value of eleven million four hundred thousand ($11,400,000) dollars, with the designations of such shares as follows:

NUMBER OF SHARES                         DESIGNATIONS

FIVE HUNDRED FIFTY FIVE MILLION
(555,000,000)                            Foreign Equity Series
     (555,000,000)                         Foreign Equity Series-Primary Shares

THREE HUNDRED TWENTY FIVE MILLION
(325,000,000)                            Emerging Markets Series

ONE HUNDRED FORTY MILLION
(140,000,000)                            Emerging Fixed Income Markets Series

SIXTY MILLION
(60,000,000)                             Templeton Fiduciary Non-U.S. Core
                                             Equity Series
SIXTY MILLION
(60,000,000)                             Foreign Smaller Companies Series

                  FOURTH: The shares aforesaid have been duly classified and allocated by the Board of Directors of the Corporation pursuant to the authority contained in the charter of the Corporation. The number of shares of capital stock of the various classes of shares that the Corporation has authority to issue has been established by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  FIFTH:   The Corporation is registered as an open-end
management investment company under the Investment Company Act of 1940, as amended.

                  SIXTH:   These Articles Supplementary shall become effective
on the date that they are accepted for record by the State of Maryland.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and attested to on this 29th day of December, 2003.

                                            TEMPLETON INSTITUTIONAL FUNDS, INC.

                                         By:/s/JIMMY D. GAMBILL
                                            ----------------------------------
                                            Jimmy D. Gambill
                                            Senior Vice President and
                                            Chief Executive Officer - Finance
                                            and Administration

Attest:/s/ROBERT C. ROSSELOT
       ------------------------
       Robert C. Rosselot
       Assistant Secretary